AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1997

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              SUNPHARM CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               DELAWARE                                        F593097048
    (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

    4651 SALISBURY ROAD, SUITE 205
      JACKSONVILLE, FLORIDA 32256                                32256
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN

                     AMENDED AND RESTATED 1995 NON-EMPLOYEE
                          DIRECTORS' STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                   STEFAN BORG
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              SUNPHARM CORPORATION
                         4651 SALISBURY ROAD, SUITE 205
                           JACKSONVILLE, FLORIDA 32256
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (904) 296-3320
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           ---------------------------

                                    COPY TO:
                                 JEFFREY L. WADE
                             ANDREWS & KURTH L.L.P.
                        2170 BUCKTHORNE PLACE, SUITE 150
                           THE WOODLANDS, TEXAS 77380
                                 (713) 220-4801

                           ---------------------------


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                    PROPOSED MAXIMUM         PROPOSED MAXIMUM
                                                   AMOUNT TO         OFFERING PRICE             AGGREGATE              AMOUNT OF
    TITLE OF SECURITIES TO BE REGISTERED         BE REGISTERED        PER SHARE(1)          OFFERING PRICE(1)      REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value $.0001 per share     1,050,000 Shares         $5.53(1)              $5,806,500(1)             $1,760
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), based upon the average of the high and low sales prices of a share of the Company's Common Stock on The Nasdaq Small Cap Market on December 8, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

                  SunPharm Corporation (the "Company") incorporates herein by reference the following documents as of their respective dates as filed with the Securities and Exchange Commission (the "Commission"):

                  (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996;

                  (b) The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

                  (c) The Company's Current Report on Form 8-K filed with the Commission on April 14, 1997;

                  (d) The description of the Company's common stock, par value $.0001 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 18, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  The information required by Item 4 is not applicable to this Registration Statement because the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The information required by Item 5 is not applicable to this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware General Corporation Law, INTER ALIA, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

                  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

                  Article   VII   of   the   Company's   Bylaws   provides   for
indemnification of the directors and officers of the Company to the full extent permitted by law, as now in effect or later amended.

                  Article VIII of the Company's Certificate of Incorporation limits under certain circumstances the liability of the Company's directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law) or (iv) for any transaction from which the director derived an improper personal benefit.

                  Article IX of the Company's Certificate of Incorporation provides that the Company shall, to the maximum extent permitted under Delaware law, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the Company or while a director or officer is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.

EXHIBIT NO.                                   DESCRIPTION
                                              -----------

      4.1        --     Certificate of Incorporation  (incorporated by reference
                        to Exhibit 3.1 to the Company's  Registration  Statement
                        on Form SB-2 (Registration No. 33-85416-A)).
      4.2        --     Bylaws  (incorporated by reference to Exhibit 3.2 to the
                        Company's    Registration   Statement   on   Form   SB-2
                        (Registration No. 33-85416-A)).
      4.3        --     Specimen  Common  Stock  Certificate   (incorporated  by
                        reference  to  Exhibit  4.1 to  Amendment  No.  2 to the
                        Company's    Registration   Statement   on   Form   SB-2
                        (Registration No. 33-85416-A)).
      5.1*       --     Opinion of Andrews & Kurth L.L.P.  as to the legality of
                        the securities being registered.
     23.1*       --     Consent of Deloitte & Touche LLP.

EXHIBIT NO.                                   DESCRIPTION
                                              -----------

     23.2*       --     Consent  of  Andrews  & Kurth  L.L.P.  (included  in the
                        opinion  filed  as  Exhibit  5.1  to  this  Registration
                        Statement).

     24.1*       --     Power  of  Attorney  (set  forth on the  signature  page
                        contained in Part II of this Registration Statement).

     99.1        --     SunPharm  Corporation  Amended and  Restated  1994 Stock
                        Option Plan (incorporated by reference to Exhibit 10. 1 to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997 (File No. 0-27578)).

     99.2        --     SunPharm   Corporation   Amended   and   Restated   1995
                        Non-Employee Directors' Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Company's Quarterly
                        Report on Form 10-QSB for the quarter ended June 30, 1997 (File No. 0-27578)).

 ---------------------------
* filed herewith

ITEM 9.  UNDERTAKINGS.

                  (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, Florida, on the 9th day of December, 1997.

                                 SUNPHARM CORPORATION

                                 By: /s/ STEFAN BORG
                                    --------------------------------------------
                                         Stefan Borg
                                         President and Chief Executive Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of SunPharm Corporation (the "Company") hereby constitutes and appoints Stefan Borg as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he, or his substitute, himself might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done.

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                   SIGNATURE                                         TITLE                                 DATE
                   ---------                                         -----                                 ----

/S/      STEFAN BORG                            President, Director and Chief Executive Officer   December 9, 1997
         Stefan Borg                            (PRINCIPAL EXECUTIVE AND ACCOUNTING OFFICER)

/S/      PHILIP R. TRACY                        Chairman of the Board                             December 9, 1997
--------------------------------------------    of Directors
         Philip R. Tracy

/S/      CHARLES DIMMLER, III                   Director                                          December 9, 1997
--------------------------------------------
         Charles Dimmler, III

/S/      JERRY T. JACKSON                       Director                                          December 9, 1997
--------------------------------------------
         Jerry T. Jackson

/S/      ROBERT S. JANICKI                      Director                                          December 9, 1997
--------------------------------------------
         Robert S. Janicki

/S/      JACQUES F. REJEANGE                    Director                                          December 9, 1997
--------------------------------------------
         Jacques F. Rejeange

/S/      NORMAN H. LIPOFF                       Director                                          December 9, 1997
--------------------------------------------
         Norman H. Lipoff

/S/      ROBERT A. SCHOELLHORN                  Director                                          December 9, 1997
--------------------------------------------
         Robert A. Schoellhorn

/S/      GEORGE B. SCHWARTZ                     Director                                          December 9, 1997
--------------------------------------------
         George B. Schwartz

/S/      JAY MOORIN                             Director                                          December 9, 1997
--------------------------------------------
         Jay Moorin

                                      II-5